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                                                                    EXHIBIT 10.3

TERMS AND CONDITIONS OF
CLASS A PREFERRED EQUITY
CERTIFICATES

Dated                                      - 2004


Macquarie Luxembourg Water Sarl (1)
Macquarie Infrastructure Company LLC (2)


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                     TABLE OF CONTENTS

AUTHORISATION FOR PREFERRED EQUITY CERTIFICATES                                          1
TERMS AND CONDITIONS                                                                     1
1     Definitions                                                                        1
2     Return                                                                             4
3     Redemption                                                                         4
4     Withholding Taxes                                                                  5
5     Covenants                                                                          6
6     Default                                                                            6
7     Registration of the A PECs; Transfer Restrictions; Issuance and Exchange
      of PEC Certificates; Loss of PEC Certificates                                      6
8     General Terms and Conditions of A PECs                                             7
9     Miscellaneous                                                                      7

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      DATE                                                               -, 2004

      PARTIES

      MACQUARIE LUXEMBOURG WATER SARL., a private limited liability company, incorporated under the laws of Luxembourg, whose registered office is at 5, rue Guillaume, BP 2501, L-1025 Luxembourg (the "COMPANY"); and


      MACQUARIE INFRASTRUCTURE COMPANY LLC, a limited liability company, incorporated under the laws of Delaware, having its registered office at 600 Fifth Avenue, 21st Floor, New York, New York 10020 ("MICL").


      AUTHORISATION FOR PREFERRED EQUITY CERTIFICATES


      The board of managers of the Company has authorised the issuance of - Class A Preferred Equity Certificates (collectively the "A PECs" and individually an "A PEC") to MICL, having an aggregate par value of (pound) - in respect of making equity investments in infrastructure and related assets located in European EOCD countries. The PECs shall be denominated in Euro (EUR) upon issuance thereof. Each A PEC shall be issued in registered form.


      Terms and Conditions

1     DEFINITIONS

      As used in this Agreement, the following terms shall have the following meaning:

      A PEC                         shall mean the PECs issued, or to be
                                    issued, by the Company under this Agreement;

      A PEC Register                shall mean the register and
                                    transfer book maintained by the Company for the A PECs;

      Accrual Period                shall mean each period from, and
                                    including, one Payment Date to, but
                                    excluding, the next following Payment Date, except for the initial Accrual Period that will commence on, and include, the Date of Issuance. If the A PECs are redeemed under any provision of Section 3, the Accrual
                                    Period, with respect to the A PECs redeemed, shall mean the period from and including the Payment Date immediately preceding the date of redemption of the A PECs to but excluding the date of redemption;

      Annual Payment Date           shall mean each twelve-month anniversary
                                    after the initial Payment Date;

      Applicable  Rate              shall mean the rate of return equal to
                                    the 12 month EURIBOR rate at the Date of Issuance of the A PECs plus 200 basis points for each Accrual Period;

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      Available Amount              shall mean the amount available to make
                                    payments to the holders of the A PECs;

      Business Day                  shall mean any day other than a Saturday,
                                    Sunday or other day on which banking
                                    institutions in Luxembourg and London are required or authorised to remain closed;

      Company Macquarie Luxembourg Water Sarl, a private limited liability company, incorporated under the laws of Luxembourg, whose registered office is at 5, rue Guillaume, BP 2501, L-1025 Luxembourg;

      Company's Income              shall mean 85% of all income (dividend and
                                    capital gains) less 85% of the Costs, by the Company from its Investments in the Accrual
                                    Period;

      Costs shall mean all costs and expenses incurred by the Company in the Accrual Period that are economically attributable to the Investment. Such Costs will not include the Return paid or accrued during such Accrual Period on the A PECs, nor income taxes imposed by the Grand-Duchy of Luxembourg or any sub-division, municipality or local authority thereof;

      Date of Issuance              shall mean the date as of which the A PECs
                                    are issued;

      Excess shall mean the amount with which the Nominal Amount exceeds the Available Amount;

      Excluded Return               for any given period means the total amount
                                    of return excluded from such period by
                                    reason of the limitations set forth in
                                    Section 2.2;

      Initial Accrual Period        shall mean the period from and including the
                                    Date of Issuance up to but excluding the Initial Payment Date;

      Initial Payment Date          will mean [30 September 2004];

      Insolvent                     shall mean the situation where the aggregate
                                    amount of the Company's obligations,
                                    determined in accordance with generally
                                    accepted accounting principles as in effect in Luxembourg, exceeds the fair market value of the Company's assets. The A PECs and any Class of Preferred Equity Certificates that will be issued after this date will be regarded as obligations of the Company for the purpose of computing the Company's insolvency;

      Intermediary Payment Date     shall mean any date determined
                                    at the discretion of the Board of Directors of the Company.

      Investment                    shall mean the Company's equity investment
                                    in Macquarie Water (UK) Limited as held at the Date of Issuance or to be increased or decreased by the Company thereafter;

      Liquidation                   shall have meant the event of any voluntary
                                    or involuntary liquidation, bankruptcy,
                                    dissolution or winding up of the affairs of the Company;

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      Mandatory Redemption Date     means the Payment Date nearest and prior to
                                    the 98th anniversary of the Date of
                                    Issuance;

      Nominal Amount                shall mean the Par Value of any outstanding
                                    A PEC plus any Unpaid Return;

      Par Value                     shall mean EUR 1.00 (one Euro) with
                                    respect to each outstanding A PEC;

      Payment Date                  shall mean the Initial Payment Date,
                                    any Annual Payment Date, any Intermediary
                                    Payment Date, and the Redemption Date. A reasonable amount of time will be granted to the Board of Directors of the Company after each Payment Date to determine the amount of Return payable for any Accrual Period;

      PEC shall mean the Preferred Equity Certificate issued or to be issued by the Company under the Terms and Conditions of Preferred Equity Certificates;

      PEC Register                  shall mean the register and transfer book
                                    maintained by the Company for the PECs;

      Person shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organisation or government (or any agency, instrumentality or political subdivision thereof);

      Redemption Date               shall mean the date fixed for redemption of
                                    the A PECs;

      Redemption Price              shall mean a value equal to the sum of (i)
                                    the Par Value for each outstanding A PEC that will be redeemed plus (ii) unpaid
                                    Return accumulated through the Redemption
                                    Date;

      Retained Earnings             shall mean the retained earnings of the
                                    Company determined on an unconsolidated
                                    basis in accordance with the generally
                                    accepted accounting principles as in effect in Luxembourg. However the retained earnings will be computed without taking into account the Unpaid Return on the A PECs;

      Return for any Accrual Period shall accrue on the A PECs from the Date of Issuance to but not including the earlier of (i) the date on which the A PECs have been redeemed in whole or otherwise paid in full and (ii) the Payment Date nearest and prior to the Mandatory Redemption Date. Return will accrue for each Accrual Period, subject to the payment limitation of section 2.2, in an amount equal to the (i) Excluded Return for the prior Accrual Period and (ii) the Company's Income on the Investment during such Accrual Period. Such amount accrued at any time for all Accrual Periods since the Date of Issuance, whether or not declared, is herein called the "Return". The Return shall be distributed among the holders of A PECs in a proportion equal to that which the number of ordinary shares in the Company held by each holder of A PECs bears to the total

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                                    number of ordinary shares of the Company in
                                    issue at any given time;

      Subordinated Securities       shall mean all shares of common stock,
                                    whether outstanding on the date hereof or issued in the future; and

      Unpaid Return                 shall be any amount of Return that has
                                    accrued but has not become payable pursuant to the payment limitations of section 2.1.

2     RETURN

2.1 Return on the A PECs shall be payable on each Payment Date only if and to the extent

      (a)   declared by the Board of Directors of the Company,

      (b) the Company is not immediately before and after given effect to such payment Insolvent; and

      (c) that such payment, will not violate any covenant contained in or result in a default under any agreement or other financial obligation of the Company.

2.2 Each payment of Return on the A PECs shall be made by the Company directly to the holders of record as their name appears on the A PEC Register on the record date for such payment. The record date for such payment shall be the Business Day immediately preceding the applicable Payment Date or, if not paid on a Payment Date, the Business Day immediately preceding the actual payment date.

2.3 Each payment made with respect to the A PECs shall be by wire transfer to any account maintained by such holder with a bank identified by such holder in a written notice given to the Company not later than three Business Days prior to the relevant Payment Date.

3     REDEMPTION

3.1   Mandatory Redemption

      On the Mandatory Redemption Date, the Company shall redeem the outstanding A PECs at the Redemption Price provided that:

      (a) the Par Value of the A PECs will be payable to the extent the Company will not be Insolvent after making such payment; and

      (b) the Unpaid Return will be payable only to the extent the Company will not be Insolvent after making such payment.

      The Redemption Price shall be paid to the holders of record on the Mandatory Redemption Date.

3.2   Redemption upon Liquidation of the Company

      In the event of a Liquidation the holders of the A PECs shall be entitled to be paid the Redemption Price, in any event before any payment shall be made or any assets distributed to the holders of any Subordinated Securities, provided that:

     (a) the Par Value of the A PECs will be payable to the extent the Company will not be Insolvent after making such payment; and

     (b) the Unpaid Return will be payable only to the extent the Company will not be Insolvent after making such payment.

     The Redemption Price shall be paid to the holders of record ultimately on the date on which the liquidation of the Company shall be completed.

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      The Board of Managers of the Company shall not cause the shareholders of the Company to adopt a resolution to commence a voluntary Liquidation without the consent of the holders of the A PECs unless the Nominal Amount of the outstanding A PECs can be paid.

      For purposes of this Section 3.2 neither the voluntary sale, conveyance, exchange or transfer (for cash, shares, stock, securities or other consideration) of all or substantially all the property or assets of the Company nor the consolidation or merger of the Company with one or more corporations shall be deemed to be a Liquidation unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Company.

3.3   Optional Redemption by the holders of A PECs

      As of the date of an Event of Default (as defined in Section 6), the holders of the A PECs shall be entitled, by notice in writing to the Company, to have the A PECs held by it redeemed at the Redemption Price, before any payment shall be made or any assets distributed to the holders of any Subordinated Securities, provided that:

      (a) the Par Value of the A PECs will be payable to the extent the Company will not be Insolvent after making such payment; and

      (b) the Unpaid Return will be payable only to the extent the Company will not be Insolvent after making such payment.

      The Redemption Price shall be paid to the holder of record ultimately on the 15th day after the aforementioned notice has been received by the Company.

3.4   Redemption at the option of the Company

      The Company may at any time on giving not less than 10 Business Days notice to the holder thereof, redeem the A PECs in whole or in part (but if in part only in whole multiples of (pound)10,000) at par together with any accrued but unpaid Return thereon down to the date of redemption PROVIDED THAT simultaneously with such redemption the Company redeems an equal proportion of each of the other preferred equity certificates issued by it (including for the avoidance of doubt, any other preferred equity certificates issued to MICL).

3.5   General

      Redemption of the A PECs will be subject to the condition that:

      (a) from and after the Redemption Date, the A PECs shall cease to accrue a Return, and the A PECs shall no longer be deemed to be outstanding and all rights of the holders thereof (except the right to receive from the Company the Redemption Price) shall cease. Upon the Redemption Date, specified for redemption in any such notice, the payment of the Redemption Price by the Company shall become payable. Surrender of the A PECs shall be made at the registered office of the Company. Upon surrender in accordance with said notice of the A PECs so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such A PECs shall be redeemed by the Company at the Redemption Price as aforesaid;

      (b) any Return, any Unpaid Return or any other amount due and not paid on the Redemption Date will accrue interest at the Applicable Rate beginning on and including the Redemption Date.

4     WITHHOLDING TAXES

      All payments on the A PECs shall be made free and clear of withholding taxes imposed by any taxing jurisdiction, unless the withholding of such tax is compelled by law. For purposes of this

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      Section 4, withholding taxes shall not include income taxes measured or imposed upon the net income of the holder.

5     COVENANTS

      After the Date of Issuance and for so long as the A PECs are outstanding, the Company will not, without the written consent of the holders of the A PECs, issue any shares of capital stock having, upon or following the Liquidation of the Company, any right to payment ranking prior or equal to the payment in full of the Nominal Amount on the A PECs to the holders.

6     DEFAULT

6.1   Each of the following events shall constitute an "Event of Default":

      (a) the Company shall fail to pay the full amount of any Return, as to which the requirements of section 2.1 have been met, on the applicable Payment Date or fail to make any payments required under
            Section 3 and such failure continues for five Business Days following the date on which the holder of record gives notice of such failure to the Company; or

      (b)   except as expressly permitted herein, the Company shall:

            (i)   be dissolved or liquidated;

            (ii) become insolvent or unable to pay its debts as they become due; or

            (iii) institute or have instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under bankruptcy or insolvency law, and in the case any such proceeding or petition instituted or presented against it, such proceeding or petition:

                  (A) results in a judgement of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

                  (B) is not dismissed, discharged, stayed or restrained in each case within 90 days of the institution or presentation thereof.

6.2 The Company shall promptly notify the holders of the A PECs if an Event of Default occurs.

7 REGISTRATION OF THE A PECs; TRANSFER RESTRICTIONS; ISSUANCE AND EXCHANGE OF PEC CERTIFICATES; LOSS OF PEC CERTIFICATES

7.1 The A PECs shall be issued only in registered form, and the name and address of the holder of each certificate representing the A PECs shall be entered into the A PEC Register by the Company. Except as expressly required by law, the Person in whose name the A PEC stand in the A PEC Register shall be deemed to be the full and undivided owner and record holder thereof for all purposes.

7.2 Upon request of the holder of record of the A PECs, the Company shall, at the cost of such holder, issue a certificate evidencing one or more A PECs. In case such certificate evidences more than one A PEC, the Company shall upon request of the holder of record replace, at the cost of such holder, such certificate by new certificates evidencing one or more A PECs.

7.3 Each holder of record shall promptly notify the Company of any mutilation, loss, theft, or destruction of any certificate or certificates evidencing the A PECs of which it is the record holder. The Company may, in its discretion, issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon satisfactory proof of such mutilation, loss, theft or destruction.

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8     GENERAL TERMS AND CONDITIONS OF A PECs

8.1   Ranking

      Subject to the terms and conditions hereof, the A PECs shall, with respect to payment rights, which includes the Return, redemption and rights on liquidation, winding up and dissolution, rank prior to all Subordinated Securities but the obligations in respect of the A PEC shalls, except for any other Class of Preferred Equity Certificates issued by the Company at present or in the future which shall rank pari passu with the A PEC's, rank subordinate to all other present and future obligations of the Company whether secured or unsecured.

8.2   Convertibility

      The A PECs shall not be convertible into any other security issued by the Company.

8.3   Voting Rights

      The holders of record of the A PECs shall not be entitled to any voting rights in respect of the Company by reason of their ownership of the A PECs.

8.4   Non recourse

      Notwithstanding any provision of these Terms and Conditions, the obligations of the Company hereunder to make payments to the holders of the A PECs are, at any time of determination, limited to the lesser of the Nominal Amount and the Available Amount. The Available Amount shall, subject to any other provision of this A PEC, at all times be limited to the income the Company has received from its Investment up to and including the date of its Liquidation and the value of the Investment on that date. On a liquidation of the Company, in the event that the Nominal Amount exceeds the Available Amount, the right of any person to claim payment in respect the Excess shall be extinguished. No party will, at any time, have recourse to, or make demand or initiate proceedings against, the Company in respect of the Excess. The Company shall incur no liability and be under no additional duty to any person solely as a result of any inability on its part to make payments or to perform other obligations hereunder, which inability results from the operation of the foregoing provisions of this clause.

9     MISCELLANEOUS

9.1   Governing Law

      These Terms and Conditions of the A PECs shall be governed by and shall be construed in accordance with the laws of Luxembourg and the Company and the holders of the A PECs accepting these terms and conditions hereby submit to the non-exclusive jurisdiction of the Courts of Luxembourg with respect to any suit, action or proceeding relating hereto.

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EXECUTED AS AN AGREEMENT

SIGNED by                                     )
for and on behalf of
Macquarie Luxembourg Water Sarl               )      ...........................
                                              )      Director
                                              )
                                              )
                                              )      ...........................
                                              )      Director
                                              )

SIGNED by                                     )
for and on behalf of                          )      ...........................
Macquarie Infrastructure Company LLC          )      Director

                                              )
                                              )
                                              )      ...........................
                                              )      Director
                                              )

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